Exhibit 99(b)

                                          Consolidated Statement of Condition

                            National Westminster Bancorp Inc. and Subsidiaries

(Amounts in Thousands except Share Amounts)
------------------------------------------------------------------------------------------
December 31                                                           1994            1993
------------------------------------------------------------------------------------------
Assets
Cash and due from banks (Note C)                              $  1,327,644    $    983,441
Interest bearing deposits with banks                             1,140,676       1,046,955
Securities (Notes D, L and M)
  Held to maturity (at amortized cost)                           2,877,357       2,286,127
  Available for sale (at approximate fair value)                 1,759,177       1,782,037
Trading account (Note M)                                           745,692         826,062
Federal funds sold and securities purchased
  under agreement to resell                                      1,887,013       1,622,421
Loans, net of unearned income of $266,789 and $262,794          15,298,063      13,978,536
Allowance for loan losses                                         (289,002)       (373,281)
------------------------------------------------------------------------------------------
Loans, net (Notes E, L and M)                                   15,009,061      13,605,255
Goodwill                                                           849,368         551,299
Premises and equipment, net (Note F)                               452,784         399,346
Due from customers on acceptances                                  127,639          98,695
Other assets (Note K)                                              912,956         459,499
------------------------------------------------------------------------------------------
Total assets                                                  $ 27,089,367    $ 23,661,137
------------------------------------------------------------------------------------------
Liabilities and Equity Capital
Deposits
Domestic offices
  Demand                                                      $  4,570,954    $  4,120,221
  Retail savings and time                                       11,156,970       9,824,616
  Other domestic time                                            1,366,856         693,444
Foreign offices                                                  1,917,927       2,225,817
------------------------------------------------------------------------------------------
Total                                                           19,012,707      16,864,098
Short-term borrowed funds (Note G)                               4,157,644       3,774,977
Long-term debt (Note H)                                            597,828         611,074
Acceptances outstanding                                            139,927         107,712
Accounts payable and accrued liabilities (Note I)                  494,845         153,914
------------------------------------------------------------------------------------------
Total liabilities                                               24,402,951      21,511,775
------------------------------------------------------------------------------------------
Equity capital (Note J)
Common stock, no par value (1,500 shares
 authorized; 1,000 shares issued and outstanding)                  500,000         500,000
Surplus                                                          2,265,065       1,998,287
Accumulated deficit                                                (50,327)       (348,925)
Unrealized losses on available for sale securities (Note D)        (28,322)
------------------------------------------------------------------------------------------
Total equity capital                                             2,686,416       2,149,362
------------------------------------------------------------------------------------------
Total liabilities and equity capital                          $ 27,089,367    $ 23,661,137
------------------------------------------------------------------------------------------

Notes to consolidated financial statements appear on pages 39 through 58.


Consolidated Statement of Operations
National Westminster Bancorp Inc. and Subsidiaries

(Amounts in Thousands)
----------------------------------------------------------------------------------------------
Year Ended December 31                                       1994          1993           1992
----------------------------------------------------------------------------------------------
Interest Income
Loans (Note E)                                        $ 1,182,219   $ 1,054,117    $ 1,112,358
Securities                                                212,145       187,399        218,715
Trading account                                            72,866        37,621         32,487
Deposits with banks, Federal funds sold and
  securities purchased under agreements to resell         137,236        80,084         69,051
----------------------------------------------------------------------------------------------
Total interest income                                   1,604,466     1,359,221      1,432,611
----------------------------------------------------------------------------------------------
Interest Expense
Deposits                                                  375,198       373,943        528,048
Short-term borrowed funds (Note G)                        226,089       123,993         97,218
Long-term debt (Note H)                                    59,928        63,128         63,162
----------------------------------------------------------------------------------------------
Total interest expense                                    661,215       561,064        688,428
----------------------------------------------------------------------------------------------
Net interest income                                       943,251       798,157        744,183
Provision for loan losses (Note E)                         81,467       135,298        148,488
----------------------------------------------------------------------------------------------
Net interest income after provision for loan losses       861,784       662,859        595,695
----------------------------------------------------------------------------------------------
Non-Interest Income
Service charges on deposit accounts                       119,873       113,986         98,565
Syndication and other loan-related fees                    35,386        52,511         37,553
Credit card fees                                           34,989        27,473         23,699
Letter of credit and acceptance fees                       21,126        21,953         24,601
Securities trading and foreign exchange                    19,342        16,000         10,445
Trust and custody fees                                     13,834        14,707         13,357
Mutual fund and annuity fees                               10,560         9,652          7,668
Securities gains (Note D)                                   7,657        63,510         42,054
Other                                                      80,152        84,258         72,231
----------------------------------------------------------------------------------------------
Total non-interest income                                 342,919       404,050        330,173
----------------------------------------------------------------------------------------------
Operating Expenses
Salaries and benefits (Note K)                            448,250       405,010        392,177
Supplies and services                                     141,498       135,356        129,754
Net occupancy (Notes F and L)                              74,233        71,429         69,692
Business development                                       49,102        41,186         34,027
Equipment (Note F)                                         42,512        39,256         35,804
FDIC insurance                                             34,384        36,623         33,287
Restructuring (Note P)                                     10,000
Foreclosed assets (Note E)                                  4,875        30,305          8,595
Amortization of goodwill                                   42,670        36,992         36,992
Other                                                      30,461        18,226         15,486
----------------------------------------------------------------------------------------------
Total operating expenses                                  877,985       814,383        755,814
----------------------------------------------------------------------------------------------
Income before income taxes                                326,718       252,526        170,054
Provision (benefit) for income taxes (Note I)              28,120       (45,566)        14,897
----------------------------------------------------------------------------------------------
Net income                                            $   298,598   $   298,092    $   155,157
----------------------------------------------------------------------------------------------

Notes to consolidated financial statements appear on pages 39 through 58.


Consolidated Statement of Changes in Equity Capital

National Westminster Bancorp Inc. and Subsidiaries

(Amounts in Thousands except Share Amounts)
------------------------------------------------------------------------------------------------------------------
                                                                                         Unrealized
                                                Common                   Accumulated      gains and
                                                 stock        Surplus        deficit       (losses)          Total
------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1992                   $   500,000    $ 1,998,287    $  (802,174)                  $ 1,696,113
Net income                                                                   155,157                       155,157
------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1992                     500,000      1,998,287       (647,017)                    1,851,270
Net income                                                                   298,092                       298,092
------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1993                     500,000      1,998,287       (348,925)                    2,149,362
Net income                                                                   298,598                       298,598
Cash dividends paid (Notes B and J)                          (240,000)                                    (240,000)
Capital contributions (Notes B and J)                         506,778                                      506,778
Adjustment to beginning balance
  for change in accounting principle,
  net of related tax effect of $4,379
  (Note D)                                                                              $     6,005          6,005
Change in unrealized gains
  and (losses), net of related tax
  effect of $25,493 (Note D)                                                                (34,327)       (34,327)
------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994
  (1,500 shares authorized; 1,000
  shares issued and outstanding)           $   500,000    $ 2,265,065    $   (50,327)   $   (28,322)   $ 2,686,416
------------------------------------------------------------------------------------------------------------------

Notes to consolidated financial statements appear on pages 39 through 58.


Consolidated Statement of Cash Flows

National Westminster Bancorp Inc. and Subsidiaries

(Amounts in Thousands)
---------------------------------------------------------------------------------------------------------
Year Ended December 31                                                 1994           1993           1992
---------------------------------------------------------------------------------------------------------
Operating Activities
Net income                                                      $   298,598    $   298,092    $   155,157
Adjustments to reconcile net income to
  net cash provided by (used in) operating activities:
  Amortization of goodwill                                           42,670         36,992         36,992
  Depreciation of premises and equipment                             41,271         38,569         37,315
  Provision for loan losses                                          81,467        135,298        148,488
  Provision and charge-offs for foreclosed assets                     2,915         20,364          4,782
  Amortization of (discount) premium on securities                  (16,729)        (3,082)         9,381
  Amortization of unearned income on loans                         (143,376)      (154,414)      (202,234)
  Provision for deferred income taxes                                 2,508        (62,309)           322
  Securities gains                                                   (7,657)       (63,510)       (42,054)
  Premises and equipment (gains) losses                              (7,044)          (366)           318
  (Increase) decrease in interest and other income receivable      (158,885)        (1,372)        29,797
  Increase (decrease) in interest and other expenses payable        157,491         73,061        (47,759)
Net (increase) decrease in trading account                           80,370       (253,789)        77,481
Other, net                                                          (21,332)        32,967         39,810
---------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                           352,267         96,501        247,796
---------------------------------------------------------------------------------------------------------
Investing Activities
Net (increase) decrease in interest bearing
  deposits with banks                                               (76,371)       100,466       (529,262)
Net increase in Federal funds sold and securities
  purchased under agreements to resell                             (264,592)       (77,755)    (1,116,173)
Purchases of securities held to maturity                         (1,397,947)    (1,565,427)    (2,212,880)
Sales of securities held to maturity                                                            1,775,927
Maturities of securities held to maturity                           786,261        956,374        432,969
Purchases of securities available for sale                       (4,692,923)    (7,612,732)
Sales of securities available for sale                            1,510,434      6,559,203
Maturities of securities available for sale                       3,628,971        981,620
Purchase of credit card loans                                                       (5,923)      (155,100)
Net principal received (disbursed) on loans                         358,578        (39,099)        84,957
Net decrease in acceptances                                           3,271          1,352          5,252
Capital expenditures on premises and equipment                      (65,725)       (49,811)       (33,096)
Proceeds from sale of premises and equipment                         13,354          1,235            848
Cash received from the purchase of Citizens First                   161,302
---------------------------------------------------------------------------------------------------------
Net cash used in investing activities                               (35,387)      (750,497)    (1,746,558)
---------------------------------------------------------------------------------------------------------
Financing Activities
Net increase (decrease) in demand deposits                           (9,485)       284,373        555,621
Net decrease in retail savings and time deposits                   (454,316)      (180,649)      (284,277)
Net increase (decrease) in other domestic time deposits             673,412       (367,686)      (421,776)
Net increase (decrease) in foreign office deposits                 (307,890)       383,466         (1,719)
Net increase in short-term borrowed funds                           378,999        517,847      1,425,303
Repayment of long-term debt                                         (13,397)       (25,073)          (213)
Dividends paid to NatWest Holdings                                 (240,000)
---------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                            27,323        612,278      1,272,939
---------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and due from banks                      344,203        (41,718)      (225,823)
Cash and due from banks at January 1                                983,441      1,025,159      1,250,982
---------------------------------------------------------------------------------------------------------
Cash and due from banks at December 31                          $ 1,327,644    $   983,441    $ 1,025,159
---------------------------------------------------------------------------------------------------------

For the years ended December 31, 1994, 1993, and 1992, income tax payments totaled $12,800,000, $19,818,000 and $29,609,000, respectively, and interest payments totaled $570,205,000, $566,037,000 and $746,782,000, respectively.

Notes to consolidated financial statements appear on pages 39 through 58.


A. Summary of Significant Accounting Policies

The following are the significant accounting policies of NatWest Bancorp. At December 31, 1994, the primary subsidiaries were NatWest USA and NatWest Bancorp NJ. The primary subsidiary of NatWest Bancorp NJ was NatWest NJ. Effective January 1, 1995, NatWest USA and NatWest NJ were merged to form one bank - NatWest Bank N.A., a subsidiary of NatWest Bancorp NJ. NatWest Bancorp is a wholly owned subsidiary of NatWest Holdings, which is a wholly owned subsidiary of NatWest Plc.

These policies conform with generally accepted accounting principles and with general practice in the banking industry. All significant intercompany accounts and transactions have been eliminated. Prior period financial statements have been restated where necessary to conform with current year classifications.

Statement of Cash Flows

For the purpose of calculating cash flows, all accounts classified as Cash and Due from Banks on the Statement of Condition are considered cash and cash equivalents.

Securities

NatWest Bancorp adopted the provisions of FASB Statement No. 115 - "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115) on January 1, 1994. SFAS 115 requires that debt and equity securities be classified as either held to maturity, available for sale or trading account assets. The classification of securities is determined by management at acquisition, and is subsequently reassessed at each reporting date.

Debt securities purchased with both positive intent and ability to hold to maturity are classified as held to maturity. These securities are stated at cost, adjusted for amortization of premium and accretion of discount, computed using the level yield method. Such amortization or accretion is included within interest income from securities.

Debt and equity securities purchased for interest rate sensitivity and liquidity purposes that might be sold prior to maturity are classified as available for sale. In compliance with SFAS 115 such securities are stated at fair value with any unrealized gains or losses included as a separate component of equity capital, net of the effect of applicable income taxes. Realized gains and losses on sales and declines in value which are judged to be other than temporary are included in Securities Gains in the Consolidated Statement of Operations. This represents a change in accounting policy. Previously, available for sale securities were valued at the lower of cost or market value, with any valuation adjustment reflected currently in income. In accordance with SFAS 115 prior periods have not been restated. The cumulative effect of this change in accounting principle has been reflected as an adjustment to equity capital as of January 1, 1994.

The cost of all securities sold is determined on a specific identification basis.

Trading Account

Trading account assets are composed of securities and certain loans. Trading account assets are carried at fair value, with gains and losses, both realized and unrealized, reflected currently in non-interest income. Interest on trading account assets is recorded as interest income.

Derivatives Carried at Fair Value

Derivatives carried at fair value are derivative contracts entered into primarily on the behalf of customers but also to trade for NatWest Bancorp's own account. These derivatives are marked to market, and the resulting gross fair value amounts are included within other assets and accounts payable and accrued liabilities in the Consolidated Statement of Condition.

Derivatives carried at fair value include interest rate swap agreements, forward and futures contracts, options and cap and floor agreements.

Derivatives Held for Asset and Liability Management

Derivatives are used in the management of interest rate exposures, and are accounted for primarily on an accrual basis. For contracts used to manage interest rate risk, income and expense are accrued based upon expected settlement payments and are recorded as an adjustment to interest income and expense. For derivatives that qualify as hedges of existing assets and liabilities, unrealized gains and losses are deferred and are ultimately recognized as income or expense over the life of the hedged asset or liability. Gains and losses on early termination of hedging contracts are deferred and recognized as an adjustment to yield over the expected remaining life of the related asset or liability hedged.

Loans

Loans are generally carried at the principal amount outstanding, net of any unearned income. Loans are placed in non-accrual status when contractually past due 90 days or more as to interest or principal payments, or sooner when, in the judgment of management, they should be placed in non-accrual status. Previously accrued and uncollected interest on such loans is reversed and income is generally recorded only when payment is received. When full collectibility of the loan balance is in doubt, interest payments received are applied to the principal balance. Loans are returned to accrual status only when the ultimate collectibility of contractual principal and interest is not in doubt. Consumer loans not placed in non-accrual status when contractually past due 90 days or more are charged off when ultimate collectibility is in doubt. Depending upon the type of loan and corresponding collateral, charge-offs take place when accounts are delinquent for 120 to 180 days.

Loan-related fees and costs are deferred and amortized to income over the corresponding loan or commitment period or, alternatively, are recognized as income when received in accordance with generally accepted accounting principles.

Premises and Equipment

Buildings, equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Land is reported at cost. Depreciation and amortization are computed on a straight-line basis over the estimated useful life of the asset.

Intangibles

The excess of cost over fair value of net assets acquired in bank acquisitions (goodwill) is amortized on a straight-line basis over the estimated benefit periods, which range from 15 years to 25 years. Other intangibles are amortized over the estimated benefit periods, which range from 5 years to 15 years.

Foreclosed Assets

Foreclosed assets comprise property acquired in legal foreclosure. These properties are stated at the lower of cost or fair value, less selling expenses. A valuation reserve is established for temporary declines in fair value. Charge-offs are recorded when declines are considered other than temporary. Net operating expenses on such assets are charged to foreclosed asset expense on the Consolidated Statement of Operations.

In the second quarter of 1994, NatWest Bancorp reclassified the outstanding balances on properties that had been accounted for as substantively foreclosed from "foreclosed assets" to "loans" in accordance with guidelines established by bank regulatory agencies. Prior period balances were also reclassified to reflect the accounting change that affected the classification of certain balances in the Consolidated Statement of Condition and Consolidated Statement of Operations, but did not affect net income in any reported period.

Provision for Loan Losses

Provision for loan losses represents the amount which, in management's judgment, is necessary to maintain the allowance for loan losses at an appropriate level. This judgment is based on the nature and characteristics of the loan portfolio, current delinquencies, past charge-off experiences and general economic conditions and trends. Accounts are charged off when probability of loss is established, taking into consideration such factors as the customer's financial condition, underlying collateral and guarantees.

In May 1993, FASB issued FASB Statement No. 114 - "Accounting by Creditors for Impairment of a Loan" (SFAS 114), effective for the 1995 financial statements. SFAS 114 prescribes the recognition criterion for loan impairment and the measurement methods for certain impaired loans and loans whose terms are modified in a troubled debt restructuring (a "restructured loan"). The adoption of SFAS 114 on January 1, 1995, is not expected to have a significant financial statement impact.

In October 1994, FASB issued FASB Statement No. 118 -"Accounting by Creditors for Impairment of a Loan - Income Recognition" (SFAS 118), an amendment to SFAS
114. The new accounting standard amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. The adoption of this standard on January 1, 1995, is not expected to have a significant financial statement impact.

Retirement Benefits and Savings and Investment Plans

NatWest Bancorp funds a non-contributory defined benefit retirement plan covering substantially all employees. The cost of the retirement benefit plan is calculated in accordance with FASB Statement No. 87 -"Employers' Accounting for Pensions".

NatWest Bancorp provides certain medical and life insurance benefits to its retirees and their dependents. The cost of these benefits is calculated in accordance with FASB Statement No. 106 - "Employers' Accounting for Postretirement Benefits Other Than Pensions".

NatWest Bancorp also offers a matched employee contribution savings and investment plan covering substantially all employees. The cost of the savings and investment plan is charged to expense and funded annually.

Foreign Exchange

Foreign exchange assets and liabilities are translated into U.S. dollars at year-end exchange rates. Forward contracts are translated into U.S. dollars at prevailing exchange rates. Gains and losses are reflected in income currently.

Income Taxes

The income tax provision and corresponding current and deferred tax assets and liabilities are accounted for under the provisions of FASB Statement No. 109 - "Accounting for Income Taxes" (SFAS 109).

Under SFAS 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance has been established to adjust the net deferred tax asset to a level that is likely to be recognized. Deferred tax assets and liabilities are measured using enacted tax rates, which represent the rates expected to be in effect when the temporary differences reverse. Under SFAS
109, the effect of a change in tax rates on deferred tax assets and liabilities is recognized in earnings in the period in which the change occurs.


B. Acquisitions

On March 21, 1994, NatWest Bancorp announced the execution of a definitive merger agreement with Citizens First Bancorp, Inc. (Citizens First). The acquisition was approved by the shareholders of Citizens First and by the bank regulatory agencies and was consummated on October 1, 1994. In consideration of the merger, the holders of Citizens First issued and outstanding common stock, at their option, received $9.75 per share in cash or 0.22034 NatWest Plc American Depositary Receipts (ADRs) per share. Each ADR represented six ordinary shares of NatWest Plc. The resultant aggregate purchase price was $506,778,000.

In connection with the acquisition the ownership interest in Citizens First National Bank of New Jersey was contributed from NatWest Holdings to NatWest Bancorp. In addition, NatWest Bancorp paid a $240,000,000 dividend to NatWest Holdings.

The acquisition was accounted for under the purchase method of accounting whereby Citizens First assets of approximately $2.5 billion and liabilities of approximately $2.2 billion were recorded at their fair value. This resulted in goodwill of $340,739,000. This amount is being amortized on a straight-line basis over an estimated benefit period of 15 years.


C. Cash and Due from Banks

Federal Reserve regulations require depository institutions to maintain cash reserves with the Federal Reserve.

The average amount of reserve balances was $242,564,000 and $201,507,000 during 1994 and 1993, respectively.

D. Securities

NatWest Bancorp adopted the provisions of FASB Statement No. 115 - "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115) on January 1, 1994. In compliance with SFAS 115, the amounts reported for December 31, 1993, have not been restated.

----------------------------------------------------------------------------------------------------
(Amounts in Thousands)
                                                                  Gross        Gross
                                                    Amortized   unrealized   unrealized  Approximate
December 31, 1994                                      cost       gains        losses     fair value
----------------------------------------------------------------------------------------------------
Held to Maturity
U.S. Treasury securities and obligations
  of U.S. government agencies                      $2,843,898   $       81   $  148,818   $2,695,161
Obligations of states and political subdivisions        1,699           37                     1,736
Foreign government securities                          10,870                                 10,870
Corporate debt securities                               8,978           50           20        9,008
Mortgage-backed securities                             11,912           51            3       11,960
----------------------------------------------------------------------------------------------------
Total                                              $2,877,357   $      219   $  148,841   $2,728,735
----------------------------------------------------------------------------------------------------
Available for Sale
U.S. Treasury securities and obligations
  of U.S. government agencies                      $1,751,796   $       32   $   53,651   $1,698,177
Equity securities                                      56,818        4,182                    61,000
----------------------------------------------------------------------------------------------------
Total                                              $1,808,614   $    4,214   $   53,651   $1,759,177
----------------------------------------------------------------------------------------------------

December 31, 1993
----------------------------------------------------------------------------------------------------
Held to Maturity
U.S. Treasury securities and obligations
  of U.S. government agencies                      $2,185,646   $   17,207   $    2,983   $2,199,870
Obligations of states and political subdivisions        2,016          114                     2,130
Foreign government securities                          10,810                                 10,810
Corporate debt securities                              10,454          737                    11,191
Mortgage-backed securities                             27,312          280           14       27,578
----------------------------------------------------------------------------------------------------
Total debt securities                               2,236,238       18,338        2,997    2,251,579
Equity securities                                      49,889                        21       49,868
----------------------------------------------------------------------------------------------------
Total                                              $2,286,127   $   18,338   $    3,018   $2,301,447
----------------------------------------------------------------------------------------------------

Available for Sale
U.S. Treasury securities and obligations
  of U.S. government agencies                      $1,770,682   $    4,699   $    1,542   $1,773,839
Equity securities                                      11,355        7,249           22       18,582
----------------------------------------------------------------------------------------------------
Total                                              $1,782,037   $   11,948   $    1,564   $1,792,421
----------------------------------------------------------------------------------------------------

The amortized cost and approximate market value by contractual maturity of debt securities held to maturity and available for sale are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

(Amounts in Thousands)
------------------------------------------------------------------------------------------
                                         Amortized   Approximate    Amortized  Approximate
                                            cost      fair value       cost    fair  value
------------------------------------------------------------------------------------------
December 31                                       1994                      1993
------------------------------------------------------------------------------------------
Held to Maturity
Due in one year or less                  $  548,594   $  540,844   $  716,245   $  720,091
Due after one year through five years     2,015,357    1,894,564    1,233,839    1,245,197
Due after five years through ten years       94,479       93,736          350          350
Due after ten years                              22           21
------------------------------------------------------------------------------------------
                                          2,658,452    2,529,165    1,950,434    1,965,638
Mortgage-backed securities                  218,905      199,570      285,804      285,941
------------------------------------------------------------------------------------------
Total                                    $2,877,357   $2,728,735   $2,236,238   $2,251,579
------------------------------------------------------------------------------------------
Available for Sale
Due in one year or less                  $  741,031   $  736,630   $1,274,078   $1,274,336
Due after one year through five years       986,100      939,734      496,604      499,503
Due after five years through ten years       24,665       21,813
------------------------------------------------------------------------------------------
Total                                    $1,751,796   $1,698,177   $1,770,682   $1,773,839
------------------------------------------------------------------------------------------

Proceeds from the sale of available for sale securities during 1994 were $1,510,434,000. Gross realized gains of $8,370,000 and gross realized losses of $2,805,000 were recorded on these sales. There were no sales of held to maturity securities during 1994. There were no transfers of securities from the available for sale category to the trading category during 1994.

In conjunction with the acquisition of Citizens First, $163,762,000 of securities that were classified as held to maturity by Citizens First were reclassified as available for sale by NatWest Bancorp. This accounting treatment is consistent with the provisions of SFAS 115.

The increase in net unrealized losses on available for sale securities included as a separate component of equity capital, net of the effect of applicable income taxes, totaled $34,327,000.

Proceeds from sales of debt securities held as available for sale during 1993 were $6,559,203,000. Gross gains of $75,817,000 and gross losses of $12,184,000 were realized on these sales. There were no sales of equity securities or of debt securities held to maturity during 1993.
Proceeds from sales of debt securities during 1992 were $1,764,943,000. Gross gains of $42,229,000 and gross losses of $2,877,000 were realized on these sales. During 1992, proceeds from sales of equity securities were $10,984,000 and net gains recorded on sales of equity securities totaled $2,702,000.

Total securities of any state (including all of its political subdivisions) were less than 10% of equity capital at December 31, 1994, and 1993.

E. Loans and Allowance for Loan Losses

The following table is a summary by type of loan:

(Amounts in Thousands)
--------------------------------------------------------------------------------
December 31                                           1994              1993
--------------------------------------------------------------------------------
Domestic
Business
  Commercial and financial                       $  8,009,779      $  9,062,913
  Real estate construction                            235,211           192,415
  Commercial mortgage                               2,431,877         1,638,699
  Lease financing                                     218,829           181,281
--------------------------------------------------------------------------------
Total business                                     10,895,696        11,075,308
--------------------------------------------------------------------------------
Consumer
  Residential mortgage and home equity              2,424,394         1,352,158
  Credit cards and cash reserve                     1,206,588         1,006,551
  Installment loans to individuals                    875,708           701,119
--------------------------------------------------------------------------------
Total consumer                                      4,506,690         3,059,828
--------------------------------------------------------------------------------
Total domestic                                     15,402,386        14,135,136
--------------------------------------------------------------------------------
Foreign                                               162,466           106,194
--------------------------------------------------------------------------------
Gross loans                                        15,564,852        14,241,330
Unearned income                                      (266,789)         (262,794)
--------------------------------------------------------------------------------
Total loans                                      $ 15,298,063      $ 13,978,536
--------------------------------------------------------------------------------

Non-accrual loans totaled $318,277,000 at December 31, 1994, and $493,504,000 at December 31, 1993. Foreclosed assets amounted to $84,872,000 at December 31, 1994, compared with $67,605,000 at December 31, 1993. Troubled debt restructurings amounted to $64,104,000 and $94,126,000 at December 31, 1994, and 1993, respectively.

The gross interest income that would have been recognized on non-accrual loans, foreclosed assets and troubled debt restructurings, if interest on these assets had been accrued in accordance with original terms, and interest income actually recognized on these assets are as follows:

(Amounts in Thousands)
--------------------------------------------------------------------------------
Year Ended December 31                            1994         1993         1992
--------------------------------------------------------------------------------
Gross interest under original terms           $ 44,107     $ 81,525     $122,895
--------------------------------------------------------------------------------
Interest actually recognized                  $ 14,875     $ 21,838     $ 24,731
--------------------------------------------------------------------------------

The following table presents an analysis of the allowance for loan losses for the three years ended December 31, 1994:

(Dollar Amounts in Thousands)
--------------------------------------------------------------------------------
                                                  1994        1993        1992
--------------------------------------------------------------------------------
Balance, January 1                            $373,281    $622,991    $703,521
Add
  Provision for loan losses                     81,467     135,298     148,488
  Additions due to acquisition                  62,770
Deduct
  Charge-offs                                  272,888     419,382     252,117
  Less recoveries on accounts previously
    charged off                                 44,372      34,374      23,099
--------------------------------------------------------------------------------
  Net charge-offs                              228,516     385,008     229,018
--------------------------------------------------------------------------------
Balance, December 31                          $289,002    $373,281    $622,991
--------------------------------------------------------------------------------
As a percentage of loans outstanding               1.89%       2.67%       4.33%
--------------------------------------------------------------------------------

Foreclosed assets expense for the years ended December 31, 1994, 1993, and 1992, totaled $4,875,000, $30,305,000, and $8,595,000, respectively. Included in foreclosed assets expense were asset valuation adjustments of $2,915,000, $20,364,000 and $4,782,000 in 1994, 1993 and 1992, respectively. These asset valuation adjustments represented both provisions to foreclosed asset reserves and direct writedowns. Charge-offs against foreclosed asset reserves established in prior periods totaled $2,068,000 and $6,942,000 in 1993 and 1992, respectively.

F. Premises and Equipment

(Amounts in Thousands)
--------------------------------------------------------------------------------
December 31                                                 1994           1993
--------------------------------------------------------------------------------
Land                                                   $  72,565      $  68,225
Buildings                                                306,987        292,877
Equipment                                                261,862        230,607
Leasehold improvements                                    97,475         67,820
--------------------------------------------------------------------------------
Total                                                    738,889        659,529
--------------------------------------------------------------------------------
Accumulated depreciation and amortization               (286,105)      (260,183)
--------------------------------------------------------------------------------
Net book value                                         $ 452,784      $ 399,346
--------------------------------------------------------------------------------

Rental expense (net of rents received) for premises and equipment amounted to $16,331,000 in 1994, $13,228,000 in 1993 and $11,523,000 in 1992. Depreciation
and amortization expense amounted to $41,271,000 in 1994, $38,569,000 in 1993 and $37,315,000 in 1992.

G. Short-Term Borrowed Funds

(Dollar Amounts in Thousands)
--------------------------------------------------------------------------------
                                             1994          1993          1992
--------------------------------------------------------------------------------
Federal Funds Purchased
Balance at year-end                      $  228,817    $  472,298    $1,575,829
Average interest rate on year-end
  balance                                      4.03%         3.02%         2.69%
Average outstanding during the year         756,967     1,159,894       787,199
Average interest rate for the year             4.08%         3.08%         3.35%
Maximum outstanding at any month-end      1,580,885     1,518,185     1,575,829
--------------------------------------------------------------------------------
Securities Sold Under Agreements to
  Repurchase
Balance at year-end                       2,646,565     1,899,545       513,173
Average interest rate on year-end
  balance                                      4.99%         2.64%         2.68%
Average outstanding during the year       2,388,869     1,269,920       801,824
Average interest rate for the year             4.06%         2.78%         3.20%
Maximum outstanding at any month-end      3,069,002     2,401,834     1,003,674
--------------------------------------------------------------------------------
Commercial Paper
Balance at year-end                         602,012       244,718       149,978
Average interest rate on year-end
  balance                                      5.59%         3.19%         3.34%
Average outstanding during the year         440,113       223,128       196,438
Average interest rate for the year             4.98%         3.15%         3.66%
Maximum outstanding at any month-end        659,309       274,620       277,439
--------------------------------------------------------------------------------
Other Borrowed Funds
Balance at year-end                         680,250     1,158,416     1,018,150
Average interest rate on year-end
  balance                                      5.22%         3.31%         3.44%
Average outstanding during the year       1,535,605     1,097,367       942,264
Average interest rate for the year             4.97%         4.18%         4.04%
Maximum outstanding at any month-end      2,430,397     1,513,334     1,586,882
--------------------------------------------------------------------------------

The average interest rate for the year is computed by dividing the interest expense for each category of borrowings by the average daily outstandings during the year. Federal funds purchased (including term Federal funds, which are reported in other borrowed funds) and securities sold under agreements to repurchase outstanding at December 31, 1994, 1993, and 1992, had a weighted average maturity of approximately 4 days, 9 days, and 13 days, respectively. NatWest Bancorp had no lines of credit for short-term borrowing at December 31, 1994.


H. Long-Term Debt

(Amounts in Thousands)
--------------------------------------------------------------------------------
December 31                                                    1994         1993
--------------------------------------------------------------------------------
NatWest Bancorp
12 1/8% Guaranteed Capital Notes, Due
  November 15, 2002                                        $ 99,749     $ 99,731
9 3/8% Guaranteed Subordinated Capital Notes,
  Due November 15, 2003                                     498,079      497,946
NatWest USA
4.90% Mortgage Notes, Due January 1, 1995                                    397
NatWest Bancorp NJ
8.70% Promissory Notes, Due April 30, 1994                                13,000
--------------------------------------------------------------------------------
Total                                                      $597,828     $611,074
--------------------------------------------------------------------------------

NatWest Bancorp

Interest on the $100,000,000 12 1/8% Guaranteed Capital Notes is payable semiannually on May 15 and November 15 of each year. The Notes may be redeemed after November 15, 1997, and prior to maturity, in whole or in part, at the option of NatWest Bancorp or NatWest Plc, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, subject to certain conditions. Under certain other conditions, the Notes may be redeemed in whole prior to November 15, 1997.

The Notes are unsecured and guaranteed on a subordinated basis by NatWest Plc. The guarantee is subordinated to the claims of NatWest Plc's depositors and certain other creditors.

Unamortized debt discount at December 31, 1994, and 1993, amounted to $251,000 and $269,000, respectively.

Interest on the $500,000,000 9 3/8% Guaranteed Subordinated Capital Notes is payable semiannually on May 15 and November 15 of each year. Under certain conditions, the Notes may be redeemed in whole prior to maturity.

The Notes are unsecured and guaranteed on a subordinated basis by NatWest Plc and are subordinated to all senior indebtedness of NatWest Bancorp. The guarantee is subordinated to the claims of NatWest Plc's depositors and certain other creditors.

Unamortized debt discount at December 31, 1994, and 1993, amounted to $1,921,000 and $2,054,000, respectively.

NatWest USA

The 4.90% Mortgage Notes were secured by first mortgages on NatWest USA premises. The premises were sold during 1994 and the Mortgage Notes were paid off before the scheduled maturity date.

NatWest Bancorp NJ

Interest on the 8.70% Promissory Notes was payable semiannually. Payment of total principal was made at maturity.

NatWest Bancorp had no lines of credit for long-term borrowing at December 31, 1994.

I. Income Taxes

NatWest Bancorp accounts for income taxes in accordance with SFAS 109 which was adopted in 1993, retroactive to January 1, 1991. The adoption resulted in a restatement decreasing income before income taxes in 1992 by $508,000.

The effective tax rates in each year varied from the statutory Federal income tax rates. The reasons for the differences between these rates are as follows:

(Amounts in Thousands)
--------------------------------------------------------------------------------
Year Ended December 31                     1994             1993           1992
--------------------------------------------------------------------------------
Federal income tax provision at
  statutory rate                      $ 114,351        $  88,384       $ 57,991
Increase (decrease) due to:
Changes in the valuation allowance     (118,000)        (164,198)       (63,832)
Adjustments to deferred tax assets
  and liabilities for enacted
  changes in tax laws and rates                           (1,994)
Tax-exempt interest                      (4,573)          (4,639)        (4,451)
State and local income taxes, net
  of Federal income tax benefit          19,899           21,443         11,621
Amortization of goodwill                 14,935           12,947         12,577
Other                                     1,508            2,491            991
--------------------------------------------------------------------------------
Income tax at effective rate          $  28,120        $ (45,566)      $ 14,897
--------------------------------------------------------------------------------

Income tax expenses for the years ended December 31, 1994, 1993, and 1992, consist of:

(Amounts in Thousands)
--------------------------------------------------------------------------------
Year Ended December 31, 1994               Current      Deferred          Total
--------------------------------------------------------------------------------
U.S. Federal                              $ 18,047      $(20,541)      $ (2,494)
State and local                              7,565        23,049         30,614
--------------------------------------------------------------------------------
Total                                     $ 25,612      $  2,508       $ 28,120
--------------------------------------------------------------------------------

Year Ended December 31, 1993
--------------------------------------------------------------------------------
U.S. Federal                              $ 10,975      $(89,531)      $(78,556)
State and local                              5,768        27,222         32,990
--------------------------------------------------------------------------------
Total                                     $ 16,743      $(62,309)      $(45,566)
--------------------------------------------------------------------------------

Year Ended December 31, 1992
--------------------------------------------------------------------------------
U.S. Federal                              $ 11,596      $(14,194)      $ (2,598)
State and local                              2,979        14,516         17,495
--------------------------------------------------------------------------------
Total                                     $ 14,575      $    322       $ 14,897
--------------------------------------------------------------------------------

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1994, and 1993, were as follows:

(Amounts in Thousands)
--------------------------------------------------------------------------------
December 31                                                  1994          1993
--------------------------------------------------------------------------------
Deferred tax assets
  Net operating loss carryforwards                      $ (71,143)    $(188,000)
  Provision for loan losses                              (115,385)      (51,951)
  Accrued interest and deferred fees                      (97,482)     (117,876)
  Deferred compensation                                    (2,669)       (2,139)
  Alternative minimum tax liability                       (26,866)      (13,818)
  Post-employment benefit expense                          (3,154)       (1,457)
  Other                                                    (2,409)       (1,058)
--------------------------------------------------------------------------------
Gross deferred tax assets                                (319,108)     (376,299)
Less valuation allowance                                                118,000
--------------------------------------------------------------------------------
Deferred tax assets, net of valuation allowance          (319,108)     (258,299)
--------------------------------------------------------------------------------
Deferred tax liabilities
  Lease transactions                                       99,954        95,156
  Premises valuation and depreciation                      28,300        38,261
  SFAS 115 adjustment                                       5,990
  State and local income taxes, net of Federal
    income tax benefit                                     32,054        20,435
  Other                                                     2,059           936
--------------------------------------------------------------------------------
Deferred tax liabilities                                  168,357       154,788
--------------------------------------------------------------------------------
Net deferred tax asset                                  $(150,751)    $(103,511)
--------------------------------------------------------------------------------

The change in the net deferred tax asset for the year ended December 31, 1994, included net deferred tax assets from the acquisition of Citizens First and deferred tax assets associated with the net unrealized losses on available for sale securities incurred as a result of the application of SFAS 115.

At December 31, 1994, the valuation allowance against deferred tax assets was reduced to zero, from $118,000,000 at December 31, 1993. The elimination of the valuation allowance was based upon the existence of deferred tax liabilities that can be used in offsetting deferred tax assets and the probability that taxable income sufficient to offset losses incurred in earlier periods would be realized in the future.

The net change in the valuation allowance for the year ended December 31, 1993, was a decrease of $164,198,000, bringing the net deferred tax asset to $103,511,000. The deferred tax asset was established at this level based upon the existence of deferred tax liabilities that can be used in offsetting deferred tax assets and the probability that taxable income sufficient to offset losses incurred in earlier periods would be realized in the future.

For tax return purposes, NatWest Bancorp had a net operating loss carryforward at December 31, 1994, of approximately $91,155,000. A portion of this carryforward expires in 1996 and is restricted to offsetting future taxable income. NatWest Bancorp also has alternative minimum tax credit carryforwards of $26,866,000 which are available to reduce future Federal regular income taxes over an indefinite period.

Income tax expense related to investment securities gains amounted to $3,202,000 in 1994, $27,313,000 in 1993 and $17,784,000 in 1992.

J. Parent Company Information

The following is the parent company only condensed Statement of Condition at December 31, 1994, and 1993, and the Statement of Operations and Statement of Cash Flows for each of the years in the three-year period ended December 31, 1994, for NatWest Bancorp. NatWest Bancorp currently has 1,000 shares of no par common stock outstanding having a stated value of $500,000,000.

Statement of Condition

(Amounts in Thousands)
--------------------------------------------------------------------------------
December 31                                                    1994         1993
--------------------------------------------------------------------------------
Assets
Due from bank subsidiary                                 $   34,613   $    7,379
Interest bearing deposits with bank subsidiary              553,670      220,165
Commercial paper of bank holding company subsidiary          46,000
Loans to subsidiaries                                       400,886      408,486
Investment in bank subsidiaries, at underlying
  equity in net assets                                    2,750,382    2,234,412
Investment in non-bank subsidiaries, at underlying
  equity in net assets                                       90,560       85,364
Premises and equipment, net                                   9,812        5,459
Other assets                                                 13,321       14,095
--------------------------------------------------------------------------------
Total assets                                             $3,899,244   $2,975,360
--------------------------------------------------------------------------------
Liabilities and Equity Capital
Long-term debt                                           $  597,828   $  597,677
Commercial paper                                            602,012      202,412
Other liabilities                                            12,988       25,909
Total equity capital                                      2,686,416    2,149,362
--------------------------------------------------------------------------------
Total liabilities and equity capital                     $3,899,244   $2,975,360
--------------------------------------------------------------------------------

Statement of Operations

(Amounts in Thousands)
--------------------------------------------------------------------------------------
Year Ended December 31                                  1994         1993         1992
--------------------------------------------------------------------------------------
Income
Interest on deposits with bank subsidiary          $  18,206    $   6,583    $  12,390
Interest on commercial paper of bank holding
  company subsidiary                                   1,818
Interest on loans to subsidiaries                     35,622       35,269       28,101
Dividends from bank subsidiary                       240,000
Management fees                                      115,990       86,571
Other interest income                                      4          712            8
Other income                                           1,025          331          755
--------------------------------------------------------------------------------------
Total income                                         412,665      129,466       41,254
--------------------------------------------------------------------------------------
Expenses
Interest on long-term debt                            59,509       59,462       59,418
Interest on commercial paper                          19,960        5,641        5,530
Salaries and benefits                                 87,413       81,020          484
Supplies and services                                 14,734        9,402        1,142
Business development                                  14,936        6,629          237
Other expenses                                         2,680          706          421
--------------------------------------------------------------------------------------
Total expenses                                       199,232      162,860       67,232
--------------------------------------------------------------------------------------
Income (loss) before income taxes and
  equity in undistributed income of subsidiaries     213,433      (33,394)     (25,978)
(Benefit) provision for income taxes                 (42,188)       1,663       (4,303)
--------------------------------------------------------------------------------------
Income (loss) before equity in undistributed
  income of subsidiaries                             255,621      (35,057)     (21,675)
Equity in undistributed income of subsidiaries        42,977      333,149      176,832
--------------------------------------------------------------------------------------
Net income                                         $ 298,598    $ 298,092    $ 155,157
--------------------------------------------------------------------------------------

Effective January 1, 1993, certain employees of NatWest Bancorp were identified as employees of the parent company. Personnel and other costs applicable to these employees were allocated to the parent company. A management fee representing reimbursement for services performed by those employees for the banks was charged to and collected from the banks.

Statement of Cash Flows

(Amounts in Thousands)
--------------------------------------------------------------------------------------------
Year Ended December 31                                        1994         1993         1992
--------------------------------------------------------------------------------------------
Operating Activities
Net income                                               $ 298,598    $ 298,092    $ 155,157
Adjustments to reconcile net income to net
  cash provided by (used in) operating activities:
  Equity in undistributed net (income) of subsidiaries     (42,977)    (333,149)    (176,832)
  Depreciation of premises and equipment                       553          154           85
  Net increase in interest and other income receivable      (1,244)        (221)      (3,596)
  Net (increase) decrease in prepaid expenses               (2,958)         364          374
  Net increase (decrease) in interest and other
    expenses payable                                       (18,829)      16,033       (7,640)
Other, net                                                  11,301      (11,377)        (340)
--------------------------------------------------------------------------------------------
Net cash provided by (used in) operating activities        244,444      (30,104)     (32,792)
--------------------------------------------------------------------------------------------
Investing Activities
Net (increase) decrease in interest bearing deposits
  with bank subsidiary                                    (333,505)     (61,611)     220,403
Net increase in commercial paper of bank
  holding company subsidiary                               (46,000)
Net (increase) decrease in loans to subsidiaries             7,600      (16,986)    (178,000)
Net (increase) decrease in loans to others                                  258         (258)
Capital expenditures on premises and equipment              (4,905)      (2,109)        (472)
Capital contribution to NatWest Pennsylvania Corp.                         (100)
--------------------------------------------------------------------------------------------
Net cash provided by (used in) investing activities       (376,810)     (80,448)      41,573
--------------------------------------------------------------------------------------------
Financing Activities
Net increase (decrease) in commercial paper                399,600      102,549      (21,618)
Dividends paid to NatWest Holdings                        (240,000)
--------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities        159,600      102,549      (21,618)
--------------------------------------------------------------------------------------------
Net increase (decrease) in due from bank subsidiary         27,234       (8,003)     (12,837)
Due from bank subsidiary at January 1                        7,379       15,382       28,219
--------------------------------------------------------------------------------------------
Due from bank subsidiary at December 31                  $  34,613    $   7,379    $  15,382
--------------------------------------------------------------------------------------------

In 1994, NatWest Bancorp paid a dividend to NatWest Holdings in the amount of $240,000,000. During 1994, NatWest Bancorp received a capital contribution from NatWest Holdings and made a capital contribution to NatWest Bancorp NJ of $506,778,000 which represented the transfer of the ownership of Citizens First National Bank of New Jersey.

At December 31, 1994, and 1993, NatWest Bancorp had loans of $25,886,000 and $33,486,000, respectively, to NatWest Leasing. NatWest Bancorp had loans on a subordinated basis to NatWest USA and NatWest NJ of $325,000,000 and $50,000,000, respectively, at December 31, 1994, and 1993.

All transactions between NatWest Bancorp and its subsidiaries are conducted on an arms-length basis. NatWest USA and NatWest NJ have business transactions with NatWest Plc and its subsidiaries, all of which are conducted on an arms-length basis.

Federal law imposes a limitation providing that dividends declared by a bank may not exceed undivided profits, after deducting bad debts, as defined. In addition, Federal law requires regulatory approval if dividends declared by a bank exceed net profits of that year, as defined, combined with the bank's retained net profits of the two preceding years, also as defined. Under these restrictions, at December 31, 1994, NatWest USA and NatWest NJ could declare dividends of $187,970,000 and $197,928,000, respectively.

The Federal Reserve Act places restrictions on loans by subsidiary banks to their holding company and its affiliates. Such restrictions include collateralization requirements and quantitative limitations. Other than loans secured by U.S. government securities or certain segregated deposits, the maximum amount of loans to any single affiliate may not exceed 10% of a bank's capital and surplus, and to all affiliates may not exceed 20% of the bank's capital and surplus.

K. Retirement Benefit Plans and Other
   Post-Retirement Benefits

Retirement Benefit Plans
The National Westminster Bancorp Retirement Plan (NatWest Bancorp Plan) covers substantially all employees of NatWest Bancorp, as well as some employees of certain U.S. affiliates of NatWest Plc. The Employees' Retirement Plan of Citizens First National Bank of New Jersey (Citizens Plan) covered substantially all eligible full-time employees of Citizens First and was merged into the NatWest Bancorp Plan as of January 1, 1995. The funding policy for the Natwest Bancorp Plan and the Citizens Plan is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for benefits expected to be earned in the future. Generally, benefits are based on years of service and on the compensation during the last five years of employment.

NatWest Bancorp also maintains certain non-qualified supplemental plans for selected personnel. These are unfunded plans that provide benefits in addition to those provided under the NatWest Bancorp Plan. NatWest Bancorp had accrued liabilities under the supplemental plans of $11,535,000 at December 31, 1994, and $5,377,000 at December 31, 1993. The combined cost in dollars and as a percentage of total salaries and benefits of the retirement benefit plans to NatWest Bancorp for 1994, 1993 and 1992 was $9,340,000 or 2.1%, $6,724,000 or
1.7%, and $7,913,000 or 2.0%, respectively.

The following tables set forth the funded status for the NatWest Bancorp Plan and Citizens Plan combined at December 31, 1994. The tables set forth the funded status and components of net periodic pension cost for the NatWest Bancorp Plan at December 31, 1993, and for the years ended December 31, 1994, 1993, and 1992.

(Amounts in Thousands)
----------------------------------------------------------------------------------------------
December 31                                                                  1994         1993
----------------------------------------------------------------------------------------------
Actuarial present value of benefit obligations
Accumulated benefit obligation, including vested benefits of $173,620
  and $168,473 at December 31, 1994, and 1993, respectively             $ 190,213    $ 185,783
----------------------------------------------------------------------------------------------
Projected benefit obligation for service rendered to date               $(244,495)   $(236,018)
Plan assets at fair value, primarily listed stocks and U.S. bonds         244,918      235,110
----------------------------------------------------------------------------------------------
Plan assets in excess of (less than) projected benefit obligation             423         (908)
Prior service cost not yet recognized                                      (1,987)         949
Unrecognized net loss                                                      16,983       26,247
Unrecognized obligation being recognized over 15 years                     (7,157)      (8,372)
----------------------------------------------------------------------------------------------
Prepaid pension cost                                                    $   8,262    $  17,916
----------------------------------------------------------------------------------------------

(Amounts in Thousands)
-----------------------------------------------------------------------------------------------
Year Ended December 31                                             1994        1993        1992
-----------------------------------------------------------------------------------------------
Net periodic pension cost included the following components:
  Service cost                                                 $ 13,689    $ 11,479    $ 11,131
  Interest cost                                                  15,766      15,453      14,721
  Actual return on plan assets                                   (2,146)    (23,266)    (10,799)
  Net amortization and deferral                                 (19,387)      2,462      (8,724)
-----------------------------------------------------------------------------------------------
Net periodic pension cost - total plan                            7,922       6,128       6,329
Expense attributed to other participants                           (666)       (593)       (526)
-----------------------------------------------------------------------------------------------
Net periodic pension cost                                      $  7,256    $  5,535    $  5,803
-----------------------------------------------------------------------------------------------

The projected unit cost method was used to determine net periodic pension cost. The assumptions used in measuring the plan benefit obligation at December 31, 1993, and determining pension expense for 1994 were 7.25% for the discount rate, 9.00% for the expected long-term rate of return and 4.75% for the rate of increase in future compensation levels. For 1993 and 1992, the assumptions used in determining pension expense were 8.50% for the discount rate, 9.00% for the expected long-term rate of return and 5.50% for the rate of increase in future compensation levels. The change in the assumptions in 1994 increased the pension expense by approximately $2,500,000. At December 31, 1994, the discount rate and rate of increase in future compensation levels utilized to measure the plan benefit obligation were increased to 8.50% and 5.50%, respectively. The changes decreased the projected benefit obligation by approximately $20,775,000.

Other Post-Retirement Benefits

NatWest Bancorp provides certain medical and life insurance benefits to its retirees and their dependents. The liability for these post-retirement benefits is unfunded. Effective January 1, 1993, NatWest Bancorp amended its retiree benefit plan. For employees who retire after January 1, 1993, NatWest Bancorp's contributions for medical coverage are based upon length of service and will be capped. Retirees must have a minimum of 10 years of service to be eligible for retiree medical coverage.

On January 1, 1993, NatWest Bancorp adopted FASB Statement No. 106 - "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS 106) for its retiree benefit plan. Under SFAS 106, NatWest Bancorp recorded estimated post-retirement benefits that must be accrued ratably from the date of hire until the employee is eligible to receive the benefits, rather than as costs are incurred. The unrecognized transition obligation is being amortized over 20 years.

The following tables set forth the status for the NatWest Bancorp Plan and Citizens Plan combined at December 31, 1994. The tables below set forth the components of net periodic post-retirement benefit obligations for NatWest Bancorp at December 31, 1994, and 1993, and the net periodic post-retirement benefit cost for the years then ended.

(Amounts in Thousands)
--------------------------------------------------------------------------------
December 31                                                    1994        1993
--------------------------------------------------------------------------------
Accumulated post-retirement benefit obligation
  Retirees                                                 $(41,771)   $(44,529)
  Fully eligible active plan participants                    (3,345)     (4,212)
  Other active plan participants                            (14,191)    (11,433)
--------------------------------------------------------------------------------
Accumulated post-retirement benefit obligation              (59,307)    (60,174)
Unrecognized
  Transition obligation                                      47,039      49,652
  Net loss                                                      179       6,231
--------------------------------------------------------------------------------
Accrued post-retirement benefit cost                       $(12,089)   $ (4,291)
--------------------------------------------------------------------------------

(Amounts in Thousands)
--------------------------------------------------------------------------------
Year Ended December 31                                         1994        1993
--------------------------------------------------------------------------------
Net periodic post-retirement benefit cost included
  the following components:
  Service cost                                             $  1,115    $    979
  Interest cost                                               4,002       4,260
  Amortization of unrecognized transition obligation          2,613       2,613
--------------------------------------------------------------------------------
Other post-retirement benefit cost                         $  7,730    $  7,852
--------------------------------------------------------------------------------

The assumptions used in determining post-retirement benefit cost for 1994 and 1993 were the same as those used in the pension plan.

For measurement purposes, a 15.00% (pre-65 coverage) and 13.00% (post-65 coverage) annual rate of increase in the cost of covered healthcare benefits was assumed for 1994; the rate was assumed to decrease gradually to 6.00% (pre-65 coverage) and 5.50% (post-65 coverage) by the year 2001 and will remain at that level thereafter. Increasing the assumed healthcare cost trend rates by 1 percentage point in each year would increase the accumulated post-retirement benefit obligation as of December 31, 1994, by $2,828,000 and the aggregate of the service and interest cost components of net periodic post-retirement benefit cost for the year then ended by $261,000.

L. Commitments, Contingencies and Pledged Assets

Commitments

NatWest Bancorp is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include standby letters of credit, commercial letters of credit and commitments to extend credit. When viewed in terms of the maximum exposure, these instruments may involve, to varying degrees, credit risk in excess of the amount recognized in the Consolidated Statement of Condition. NatWest Bancorp uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments and periodically reassesses the customer's creditworthiness through ongoing credit reviews. Since many commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Management does not anticipate any material losses as a result of these transactions.

A summary of significant off-balance-sheet financial instruments follows.

(Amounts in Thousands)
                                                              Contractual Amount

--------------------------------------------------------------------------------
December 31                                                    1994         1993
--------------------------------------------------------------------------------
Financial instruments whose contractual amounts
  represent potential credit risk:
  Standby letters of credit (net of participations)      $  578,513   $  629,016
  Commercial letters of credit                              289,819      274,826
  Commitments to extend credit                            8,129,279    6,786,669
--------------------------------------------------------------------------------

Standby and commercial letters of credit are written conditional instruments issued by NatWest Bancorp to guarantee the financial performance of a customer to a third party. Included in standby letters of credit are those payable on default of certain Industrial Revenue Bonds, amounting to $198,733,000 at December 31, 1994, and $202,595,000 at December 31, 1993. Maturities on these obligations range from 1995 to 2004.

Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses.

Contingencies and Pledged Assets

Various long-term operating leases have been entered into covering premises and equipment. Such leases had an average remaining term of approximately 5.8 years. The minimum future rental commitments under operating leases at December 31, 1994, are as follows:

(Amounts in Thousands)
--------------------------------------------------------------------------------

1995                                                                    $ 32,199
1996                                                                      32,503
1997                                                                      31,008
1998                                                                      26,810
1999                                                                      24,990
2000 and thereafter                                                      222,713
--------------------------------------------------------------------------------
Total                                                                   $370,223
--------------------------------------------------------------------------------

Securities with a principal amount of $2,663,867,000 at December 31, 1994, and $2,038,230,000 at December 31, 1993, and loans of $390,564,000 at December 31,
1994, and $180,069,000 at December 31, 1993, were pledged to secure public and trust deposits, repurchase agreements and for other purposes.

The nature of the business of NatWest Bancorp generates a certain amount of litigation involving matters arising in the ordinary course of business. Among such proceedings, NatWest Bancorp, in the normal course of its business in collecting outstanding obligations, is named as defendant in complaints or counterclaims filed in various jurisdictions by borrowers or others who allege that lending practices by NatWest Bancorp have damaged the borrowers or others. Such claims, commonly referred to as lender liability claims, frequently request not only relief from repayment of the debt obligation, but also recovery of actual consequential and punitive damages. Management, after reviewing the claims pending against NatWest Bancorp, considers that the aggregate liability or loss, if any, resulting from the final outcome of these proceedings will not be material to the consolidated financial position.

M. Credit Concentrations and Collateral

NatWest Bancorp maintains a wide customer diversification of its financial instruments in regard to industry. Generally, financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract that imposes the obligation to deliver cash or another financial instrument. Certain financial instruments, such as loans and accounts receivable, are recognized on the Consolidated Statement of Condition and expose NatWest Bancorp to a risk of accounting loss, while others, such as commitments to extend credit and other letters of credit, are not recorded on the Consolidated Statement of Condition, but may also expose NatWest Bancorp to a risk of accounting loss. A summary of significant concentrations of credit is as follows:

(Amounts in Thousands)
--------------------------------------------------------------------------------
December 31                                              1994               1993
--------------------------------------------------------------------------------
Financial Depositories
On balance sheet                                   $2,785,629         $2,532,007
Off balance sheet                                      82,194            149,392
--------------------------------------------------------------------------------
Total                                              $2,867,823         $2,681,399
--------------------------------------------------------------------------------
Real Estate
On balance sheet                                   $5,238,015         $3,772,381
Off balance sheet                                     797,237            958,839
--------------------------------------------------------------------------------
Total                                              $6,035,252         $4,731,220
--------------------------------------------------------------------------------
U.S. Government
On balance sheet                                   $5,424,513         $4,665,658
Off balance sheet
--------------------------------------------------------------------------------
Total                                              $5,424,513         $4,665,658
--------------------------------------------------------------------------------

The concentration in financial depositories consisted primarily of cash and due from banks, interest bearing deposits with banks and Federal funds sold.

At December 31, 1994, and 1993, the concentration in real estate was primarily located in the Northeast (principally the New York metropolitan area) and included both business real estate construction and commercial mortgages in the amounts of $2,667,088,000 and $1,831,114,000 and consumer residential mortgages in the amounts of $2,424,394,000 and $1,352,158,000, respectively.

The U.S. government concentration consists of U.S. government and agencies securities in the securities held to maturity, securities available for sale and the trading portfolios. The concentration also includes cash deposits held by the Federal Reserve.

NatWest Bancorp is responsible for establishing and coordinating overall credit policy for both NatWest USA and NatWest NJ and monitoring compliance with these policies. Although these policies and procedures may differ slightly between the Banks as a result of tailoring to the market in which each Bank operates, they are consistent with each other. NatWest Bancorp requires collateral to support financial instruments when it is deemed necessary. The collateral includes liens on personal and real property, receivables, cash on deposit with the Bank, securities issued or guaranteed by the U.S. government and other marketable securities. Each customer's creditworthiness is evaluated individually. Based upon this evaluation, the amount of collateral required is determined and obtained.

N. Disclosure of Information about Fair Value of Financial Instruments

FASB Statement No. 107 - "Disclosures about Fair Value of Financial Instruments" (SFAS 107) requires the disclosure of an entity's estimated fair value of certain of its financial instruments as set forth in the table below.

All other financial instruments, and all non-financial instruments, are specifically excluded from these requirements. Further, among financial instruments, deposit liabilities with no stated maturity are reported only at their carrying value. Since significant economic value exists in this funding source, arriving at the fair value in this manner could have a material impact on any conclusions reached using this information.

At NatWest Bancorp, most assets and liabilities are considered to be financial instruments. Many of these do not trade regularly and no market for them exists. Where quoted market prices are not available, fair values have been estimated based on discounted cash flows and other valuation techniques.

Set forth below are the estimated fair values of NatWest Bancorp's financial instruments. In each instance, the assumptions used to determine the values are detailed. These assumptions are subjective in nature, involve uncertainty and may change significantly at future dates. Changes in the assumptions could have a material impact on the fair values of the respective financial instruments.

Securities
The fair value of held to maturity, available for sale and trading securities was based upon quoted market prices.

Loans
The loan portfolio was segmented into pools of loans with similar characteristics. The fair value for loans on which a current interest rate could be determined was calculated by discounting contracted future cash flows at current rates for similar loans. For impaired loans where a current interest rate could not be determined, cash flows based on the amount and timing of expected recoveries were discounted at rates for comparable loans of good credit quality.

Time Deposits
Time deposits were valued by using the current rates for similar deposits.

Long-Term Debt
Long-term debt was valued using available quoted market prices.

Derivatives
The estimated fair value of derivatives was based either on quoted market prices where these exist or on pricing models. A detailed analysis of derivatives is disclosed in Note O.

(Amounts in Thousands)
----------------------------------------------------------------------------------------------------------------------
                                                                               Recorded                       Recorded
                                                             Fair value    book balance      Fair value   book balance
----------------------------------------------------------------------------------------------------------------------
December 31                                                            1994                           1993
----------------------------------------------------------------------------------------------------------------------
Financial Assets
Securities
  Held to maturity                                         $  2,728,735    $  2,877,357    $  2,301,447   $  2,286,127
  Available for sale                                          1,759,177       1,759,177       1,792,421      1,782,037
Trading account                                                 745,692         745,692         826,062        826,062
Loans, net of unearned income
  and allowance for loan losses                              15,068,248      15,009,061      13,753,953     13,605,255

Derivatives carried at fair value                                78,793          78,793
Derivatives held for asset and liability management
  Related to loans - assets                                      15,585          24,286
  Related to loans - liabilities                               (387,665)        (30,106)

Financial Liabilities
Time deposits                                                 6,508,360       6,577,945       5,280,924      5,237,938
Long-term debt                                                  633,105         597,828         739,049        611,074

Derivatives carried at fair value                                76,466          76,466
Derivatives held for asset and liability management
  Related to deposits - assets                                  (38,365)        (12,665)
  Related to deposits - liabilities                               1,215          30,665
----------------------------------------------------------------------------------------------------------------------

Book value is considered the equivalent of fair value for cash and due from banks, interest bearing deposits with banks, Federal funds sold and securities purchased under agreements to resell, demand and retail savings deposits, short-term borrowed funds, acceptances outstanding and accounts payable and accrued liabilities.

The fair value of all off-balance-sheet derivative instruments at December 31, 1993, was an asset of $113,252,000.

There is no unrealized gain or loss on the estimated fair value of letters of credit and commitments to extend credit, which are generally priced at market at the time of funding.

The comparability of fair value disclosures among financial institutions will be diminished due to the different assumptions and discount rates used by the various institutions. This lack of uniformity could result in an inappropriate degree of subjectivity being applied to these calculated values. Further, in analyzing the information provided, the value of an individual financial instrument should not be viewed in isolation, but rather in the context of the overall asset/liability management position of the institution.


O. Disclosure of Information about Derivatives

FASB Statement No. 119 - "Disclosures about Derivative Financial Instruments and Fair Value of Financial Instruments" (SFAS 119) requires disclosures about derivatives - futures, forward, swap and option contracts, and other financial instruments with similar characteristics as set forth in the tables below.


Derivatives Carried at Fair Value
NatWest Bancorp enters into derivative contracts primarily on behalf of customers but also to trade for its own account. At December 31, 1994, derivatives with notional values of $7,871,049,000 were entered into either on behalf of customers, or to offset customer positions. The remaining positions carried at fair value, with notional values of $3,322,389,000 were entered into for proprietary trading.

Derivatives are subject to both credit and market risk. The notional amounts of derivatives do not represent the amounts at risk, which are the much smaller amounts payable under the terms of the contracts. NatWest Bancorp's credit exposure on these instruments arises from the possible nonperformance of counterparties and is measured by the current replacement cost represented by the positive fair value of these contracts. Market risk is the risk that future changes in market conditions may make the instrument less valuable. For derivatives carried at fair value, NatWest Bancorp often minimizes its exposure to market risks by entering into offsetting positions.

The following table sets forth the notional and gross fair value amounts of derivatives carried at fair value.

(Amounts in Thousands)
--------------------------------------------------------------------------------
                                                         Positive     Negative
                                           Notional     fair value   fair value
December 31, 1994                           amount       (assets)  (liabilities)
--------------------------------------------------------------------------------
Forwards and futures contracts           $   446,600   $        72   $       169
Options purchased                            418,366           168
Options sold                               1,087,423                         282
Foreign exchange contracts                 4,405,913        46,743        45,799
Interest rate swaps                        2,668,514        18,498        18,560
Interest rate caps and floors
  Purchased                                1,049,443        13,312
  Sold                                     1,117,179                      11,656
--------------------------------------------------------------------------------
Total                                    $11,193,438   $    78,793   $    76,466
--------------------------------------------------------------------------------
Average fair value for the year                        $    82,424   $    79,720
--------------------------------------------------------------------------------

At December 31, 1993, the notional amount of derivatives carried at fair value was $6,591,915,000. The positive fair value of these instruments was $11,514,000 and the negative fair value $10,840,000. As these derivatives are carried at fair value, there is no off-balance-sheet credit risk attached to them. Credit risk is minimized by obtaining collateral where considered appropriate. The methods used to determine counterparties and credit lines are established with NatWest Bancorp's Risk Management Group and are regularly reviewed and approved by them.

Forward and futures contracts are contracts for the delayed delivery of securities or money market instruments or their cash equivalents in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield.

Interest rate option contracts grant the purchaser, for a premium, the right to either receive from or pay to the writer an amount based on the difference between the contract rate and the settlement or market rate. An interest rate cap is an option that allows the buyer to put back to the writer any increases in interest rates that are beyond an agreed cap or strike rate. An interest rate floor is the reverse of a cap, and is an option that allows the buyer to lock in a minimum rate of return on an investment. By writing these contracts, NatWest Bancorp receives a premium and then is subject to the movements in the market price of the instruments.

Interest rate swap agreements are agreements to exchange, at specified intervals, the difference between fixed rate and floating rate amounts, or between two floating rates, based on a notional principal amount.

Net Gains and Losses from Trading Activities
Net gains and losses from trading activities are included in the Consolidated Statement of Operations as part of non-interest income under the heading, Securities trading and foreign exchange.

(Amounts in Thousands)
--------------------------------------------------------------------------------
Year Ended December 31, 1994                                           Net gains
--------------------------------------------------------------------------------
Trading account assets                                                   $ 6,745
Interest rate contracts                                                    3,055
Foreign exchange rate contracts (spot and forward)                         9,542
--------------------------------------------------------------------------------
Total                                                                    $19,342
--------------------------------------------------------------------------------

Trading account assets comprise primarily U.S. Treasury and government agency securities, securities of states and their political subdivisions, and certificates of deposit. Interest rate and foreign exchange rate contracts include swaps, futures, forwards, options, caps and floors.

Derivatives Held for Asset and Liability Management

NatWest Bancorp enters into interest rate derivative contracts to manage its interest rate risk. Interest rate risk arises to the extent that interest earning assets and interest bearing and non-interest bearing liabilities mature or reprice at different times or in differing amounts. NatWest Bancorp is asset sensitive, that is, fixed rate liabilities exceed fixed rate assets. Core retail deposits are used to fund floating rate loans, which are tied to either LIBOR or Prime. This sensitivity to floating rate assets can present significant exposure under various interest rate environments. To manage this risk, NatWest Bancorp uses interest rate swaps and other derivatives to synthetically convert floating rate loans into fixed rate.

In addition to core deposits, most of which are considered to have long-term maturities, NatWest Bancorp has short-term liabilities such as certificates of deposit, which are highly correlated to LIBOR, and which expose NatWest Bancorp to risk of increasing costs in a rising rate environment. To manage this risk, NatWest Bancorp uses a combination of forward rate agreements, Eurodollar futures and options on Eurodollar futures contracts which allow the bank to lock in rates on these liabilities and so protect against rises in interest rates.

The use of derivatives increased net interest income by $113,577,000, $104,199,000 and $83,198,000 in 1994, 1993 and 1992, respectively. NatWest
Bancorp's approach to rate risk management is discussed further in the Management's Discussion and Analysis of Financial Condition and Results of Operations.

(Amounts in Thousands)
--------------------------------------------------------------------------------
                                                     Notional          Credit
December 31, 1994                                     amount          exposure
--------------------------------------------------------------------------------
Forwards and futures contracts                     $ 8,605,000       $    10,373
Options purchased                                   31,700,000            27,992
Options sold                                         2,000,000
Interest rate swaps                                 10,764,786            15,585
--------------------------------------------------------------------------------
Total                                              $53,069,786       $    53,950
--------------------------------------------------------------------------------

At December 31, 1993, the notional amount of derivatives used for asset and liability management was $26,689,757,000. These instruments had a positive fair value of $144,586,000 and a negative fair value of $32,008,000.


Derivatives held for asset and liability management purposes are subject to off-balance-sheet credit and market risk. The notional amounts of derivatives do not represent the amounts at risk, which are the much smaller amounts payable under the terms of the contracts. NatWest Bancorp's credit exposure to derivatives is the current replacement cost of the instruments which is represented by the fair value of contracts with a positive fair value. The gross credit exposure amounts disclosed above disregard the value of any collateral held.

The gross fair values of derivatives held for asset and liability management purposes are given in Note N.

P. Restructuring Charge

For the year ended December 31, 1994, NatWest Bancorp incurred a $10,000,000 restructuring charge for the establishment of a servicing facility in Scranton, Pennsylvania, and the outsourcing of certain processing operations in the consumer and indirect lending areas. Approximately 1,300 full-time, part-time and peak-time back-office jobs are being moved from several New York metropolitan area locations to Scranton. In addition, 275 positions in the consumer and indirect lending operations areas have been outsourced.
The charge included an accrual for anticipated expenditures for property abandonment, personnel relocation, severance, moving and related legal and consulting fees. At December 31, 1994, $2,814,000 of these costs had been paid and charged against the accrual. The liability will be fully utilized in 1995 with the relocation of the remaining jobs and the recognition of the related property abandonment costs.

Q. Selected Quarterly Financial Data (Unaudited)

(Amounts in Thousands
---------------------------------------------------------------------------------------------------------------
                                                   1994 Quarter                                   1993 Quarter
---------------------------------------------------------------------------------------------------------------
                                  Fourth         Third        Second         First        Fourth         Third
---------------------------------------------------------------------------------------------------------------
FOR THE QUARTER
Net interest income             $255,749      $230,601      $235,607      $221,294      $207,475      $201,862
Provision for loan losses         20,000        20,000        20,199        21,268        28,417        40,232
Non-interest income               94,757        89,427        78,961        79,774       101,500       115,923
Operating expenses               243,443       213,381       211,163       209,998       207,330       215,296
Provision (benefit) for
  income taxes                     3,553        10,373         6,990         7,204      (22,857)       (9,267)
---------------------------------------------------------------------------------------------------------------
Net income                      $ 83,510      $ 76,274      $ 76,216      $ 62,598      $ 96,085      $ 71,524
---------------------------------------------------------------------------------------------------------------
At Quarter-End
Total assets                 $27,089,367   $24,647,357   $25,393,614   $25,418,422   $23,661,137   $24,430,961
Loans, net of
  unearned income             15,298,063    13,461,508    13,773,732    14,160,631    13,978,536    13,855,610
Deposits
  Demand, retail
    savings and time          15,727,924    13,537,025    13,525,663    13,534,093    13,944,837    13,120,310
  Other                        3,284,783     2,968,559     2,785,797     2,847,293     2,919,261     2,657,005
Long-term debt                   597,828       598,020       597,992       611,033       611,074       635,914
Equity capital                 2,686,416    2,105,476      2,273,476     2,205,558     2,149,362     2,053,277
---------------------------------------------------------------------------------------------------------------


-----------------------------------------------------
                        1993 Quarter
-----------------------------------------------------
                                  Second        First
-----------------------------------------------------
FOR THE QUARTER
Net interest income             $196,557     $192,263
Provision for loan losses         27,151       39,498
Non-interest income               90,136       96,491
Operating expenses               199,230      192,527
Provision (benefit) for
  income taxes                   (9,484)      (3,958)
-----------------------------------------------------
Net income                      $ 69,796     $ 60,687
-----------------------------------------------------
At Quarter-End
Total assets                 $23,040,948   $22,042,830
Loans, net of
  unearned income             14,360,705    14,081,120
Deposits
  Demand, retail
    savings and time          13,246,391    13,228,660
  Other                        2,831,083     3,059,076
Long-term debt                   636,105      636,295
Equity capital                 1,981,753     1,911,957
------------------------------------------------------


R. Subsequent Events (Unaudited)

On June 30, 1994, NatWest Bancorp announced a definitive merger agreement with Central Jersey Bancorp (Central Jersey). The acquisition was consummated on January 14, 1995 following approval by the shareholders of Central Jersey and by the bank regulatory agencies.

In consideration of the merger, the holders of Central Jersey issued and outstanding common stock, at their option, received $33.50 in cash or an equivalent value in NatWest Plc American Depositary Receipts (ADRs). The resultant aggregate purchase price was approximately $276,000,000. This included previously acquired stock in the amount of $3,343,000.

The acquisition was accounted for under the purchase method of accounting whereby Central Jersey assets of approximately $1.8 billion and liabilities of approximately $1.6 billion were recorded at their fair value. This resulted in goodwill of approximately $204,000,000. This amount will be amortized on a straight-line basis over an estimated benefit period of 15 years.

On January 23, 1995, as part of a previously announced goal to improve its efficiency ratio, NatWest Bancorp eliminated 400 jobs and expects to eliminate approximately 100 additional jobs through attrition during the year. The combined reductions will reduce the workforce by 5.8%. NatWest Bancorp expects to record a charge of approximately $10,000,000 in the first quarter of 1995 to cover the cost of the layoffs.

                                                    Independent Auditors' Report

To the Stockholder and Board of Directors of National Westminster Bancorp Inc.

We have audited the accompanying consolidated statement of condition of National Westminster Bancorp Inc. and Subsidiaries (the Company) as of December 31, 1994 and 1993, and the related consolidated statement of operations, statement of changes in equity capital and statement of cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of National Westminster Bancorp Inc. and Subsidiaries as of December 31, 1994 and 1993, and the results of their operations and cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Notes A and D to the consolidated financial statements, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994. In addition, as discussed in Note K to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" in 1993.



/s/ KPMG Peat Marwick LLP

January 12, 1995
New York, New York

                                  Statement of Responsibility for Financial Data

Management is responsible for the integrity of all the financial data included in this Report. The financial statements and related notes are prepared in accordance with generally accepted accounting principles, which in the judgment of management are appropriate in the circumstances. Financial information elsewhere in this Report is consistent with that in the financial statements.

Management maintains a system of internal accounting control, including an internal audit program, which provides reasonable assurance that assets are safeguarded against loss from unauthorized use or disposition, transactions are properly authorized, and accounting records are reliable for the preparation of financial statements. The foundation of the system of internal accounting control rests upon careful selection and training of personnel, segregation of responsibilities, and application of formal policies and procedures that are consistent with the highest standards of business conduct. The system of internal accounting control is continually being modified and improved in response to changes in business conditions and operations.

The Board of Directors has an Auditing Committee composed of five outside directors. The Committee meets periodically with the independent auditors, the internal auditors and management to ensure that the system of internal accounting control is being properly administered and that the financial data are being properly reported. The Committee reviews and approves the scope and timing of both the internal and external audits, including recommendations made with respect to the system of internal accounting control by the independent auditors, the Comptroller of the Currency and the Audit Group.

The consolidated financial statements as identified in the accompanying Independent Auditors' Report have been audited by KPMG Peat Marwick LLP, independent certified public accountants. These audits were conducted in accordance with generally accepted auditing standards, which included a review of the system of internal accounting control, tests of the accounting records and other auditing procedures considered necessary to formulate an opinion on the consolidated financial statements.




                                        NATIONAL WESTMINSTER BANCORP, INC.
                                       CONSOLIDATED STATEMENT OF CONDITION
                                                    (UNAUDITED)


-------------------------------------------------------------------------------------------------------
                                                                     September 30,       December 31,
(Amounts in thousands, except share amounts)                                  1995               1994
-------------------------------------------------------------------------------------------------------
Assets
Cash and due from banks                                                 $1,251,020         $1,327,644
Interest bearing deposits with banks                                       839,340          1,140,676
Securities
  Held to maturity (at amortized cost)                                   4,080,114          2,877,357
  Available for sale (at approximate fair value)                         1,567,871          1,759,177
Trading account                                                          1,039,498            745,692
Federal funds sold and securities purchased under agreement to
  resell                                                                 1,817,609          1,887,013
Loans, net of unearned income                                           19,269,012         15,298,063
Allowance for loan losses                                                 (265,890)          (289,002)
-------------------------------------------------------------------------------------------------------
Loans, net                                                              19,003,122         15,009,061
Goodwill                                                                   999,903            849,368
Premises and equipment, net                                                545,505            452,784
Due from customers on acceptances                                          196,656            127,639
Other assets                                                               968,007            912,956
-------------------------------------------------------------------------------------------------------
Total assets                                                           $32,308,645        $27,089,367
-------------------------------------------------------------------------------------------------------
Liabilities and Equity Capital
Deposits
Domestic offices
  Demand                                                              $  4,094,440       $  4,570,954
  Retail savings and time                                               11,745,900         11,156,970
  Other domestic time                                                    2,792,058          1,366,856
Foreign offices                                                          2,303,696          1,917,927
-------------------------------------------------------------------------------------------------------
Total                                                                   20,936,094         19,012,707
Short-term borrowed funds                                                6,854,954          4,157,644
Long-term debt                                                             621,541            597,828
Acceptances outstanding                                                    199,254            139,927
Accounts payable and accrued liabilities                                   587,762            494,845
-------------------------------------------------------------------------------------------------------
Total liabilities                                                       29,199,605         24,402,951
-------------------------------------------------------------------------------------------------------
Equity capital
Common stock, no par value (1,500 shares authorized; 1,000
  shares issued and outstanding)                                           500,000            500,000
Surplus                                                                  2,479,625          2,265,065
Accumulated profits/(deficit)                                              134,397            (50,327)
Unrealized losses on available for sale securities                          (4,982)           (28,322)
-------------------------------------------------------------------------------------------------------
Total equity capital                                                     3,109,040          2,686,416
-------------------------------------------------------------------------------------------------------
Total liabilities and equity capital                                   $32,308,645        $27,089,367
-------------------------------------------------------------------------------------------------------

See accompanying Condensed Notes to Unaudited Consolidated Financial Statements.



                                    NATIONAL WESTMINSTER BANCORP, INC.
                                  CONSOLIDATED STATEMENT OF OPERATIONS
                                               (UNAUDITED)


-------------------------------------------------------------------------------------------
Nine Months Ended September 30
(Amounts in thousands)                                                 1995           1994
-------------------------------------------------------------------------------------------
Interest Income
Loans                                                            $1,111,075    $   854,875
Securities                                                          240,418        151,514
Trading account                                                      51,668         53,017
Deposits with banks, federal funds sold and
  securities purchased under agreements to resell                   194,537         90,913
-------------------------------------------------------------------------------------------
Total interest income                                             1,597,698      1,150,319
-------------------------------------------------------------------------------------------
Interest Expense
Deposits                                                            443,987        263,752
Short-term borrowed funds                                           321,256        154,046
Long-term debt                                                       45,297         45,019
-------------------------------------------------------------------------------------------
Total interest expense                                              810,540        462,817
-------------------------------------------------------------------------------------------
Net interest income                                                 787,158        687,502
Provision for loan losses                                            60,000         61,467
-------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                 727,158        626,035
-------------------------------------------------------------------------------------------
Non Interest Income
Service charges on deposit accounts                                 103,615         88,293
Credit card fees                                                     30,416         25,219
Syndication and other loan-related fees                              24,840         27,406
Letter of credit and acceptance fees                                 15,413         15,993
Securities trading and foreign exchange                              13,488         13,026
Insurance and investment products                                    11,797         10,446
Trust and custody fees                                               11,327         10,274
Gain on sales of mortgage-backed securities                          29,609            ---
Other securities gains                                               10,795          7,319
Other                                                                74,805         50,186
-------------------------------------------------------------------------------------------
Total non interest income                                           326,105        248,162
-------------------------------------------------------------------------------------------
Operating Expenses
Salaries and benefits                                               339,726        325,615
Supplies and services                                               119,697        100,339
Net occupancy                                                        60,514         53,834
Business development                                                 44,755         37,563
Equipment                                                            39,319         30,996
FDIC insurance                                                       19,472         25,180
Restructuring                                                         9,921         10,000
Foreclosed assets                                                     3,650          3,313
Amortization of goodwill                                             53,905         27,744
Other                                                                25,081         19,958
-------------------------------------------------------------------------------------------
Total operating expenses                                            716,040        634,542
-------------------------------------------------------------------------------------------
Income before income taxes                                          337,223        239,655
Provision for income taxes                                          152,499         24,567
-------------------------------------------------------------------------------------------
Net income                                                      $   184,724    $   215,088
-------------------------------------------------------------------------------------------

See accompanying Condensed Notes to Unaudited Consolidated Financial Statements.



                                                NATIONAL WESTMINSTER BANCORP, INC.
                                       CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY CAPITAL
                                                            (UNAUDITED)


                                                                                             Accumulated    Unrealized
                                                                  Common                     (deficit)/      gains and
(Amounts in thousands, except share amounts)                       stock      Surplus          profits        (losses)        Total
------------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1994                                        $500,000   $1,998,287         $(348,925)          ---    $2,149,362
Net  income                                                                                     215,088                     215,088
Cash dividends declared                                                      (240,000)                                     (240,000)
Capital contributions
Adjustment  to beginning balance for change in accounting
  principle, net of related tax effect of $4,379                                                                6,005         6,005
Change in unrealized gains and (losses), net of related tax
   effect of $18,771                                                                                          (24,979)      (24,979)
------------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1994 (1,500 shares authorized;
  1,000 shares issued and outstanding)                          $500,000   $1,758,287         $(133,837)     $(18,974)   $2,105,476
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1995                                        $500,000   $2,265,065          $(50,327)     $(28,322)   $2,686,416
Net  income                                                                                     184,724                     184,724
Cash dividends paid                                                           (91,500)                                      (91,500)
Capital contributions                                                         306,060                                       306,060
Change in unrealized gains and (losses), net of related tax
  effect of $17,296                                                                                            23,340        23,340
------------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1995 (1,500 shares authorized;
     1,000 shares issued and outstanding)                       $500,000   $2,479,625          $134,397       $(4,982)   $3,109,040
------------------------------------------------------------------------------------------------------------------------------------

See accompanying Condensed Notes to Unaudited Consolidated Financial Statements.



                                   NATIONAL WESTMINSTER BANCORP, INC.
                                  CONSOLIDATED STATEMENT OF CASH FLOWS
                                              (UNAUDITED)


---------------------------------------------------------------------------------------------------
Nine Months Ended September 30
(Amounts in thousands)                                                         1995          1994
---------------------------------------------------------------------------------------------------
Operating Activities
Net income                                                                 $184,724   $   215,088
Adjustment to reconcile net income to net cash used in operating activities:
  Amortization of goodwill                                                   53,905        27,744
  Depreciation of premises and equipment                                     37,835        29,519
  Provision for loan losses                                                  60,000        61,467
  Provision and charge-offs for foreclosed assets                             2,175         1,923
  Amortization of discount and premium on securities                         (6,424)      (13,131)
  Amortization of unearned income on loans                                  (60,935)     (112,577)
  Provision for deferred income taxes                                        51,119         1,881
  Securities gains                                                          (40,404)       (7,319)
  Premises and equipment (gains) losses                                         516          (666)
  Increase in interest and other income receivable                          (41,535)     (110,182)
  Increase in interest and other expenses payable                           106,461       155,814
Net increase in trading account                                            (293,806)     (737,754)
Other, net                                                                 (101,561)        9,673
---------------------------------------------------------------------------------------------------
Net cash used in operating activities                                       (47,930)     (478,520)
---------------------------------------------------------------------------------------------------
Investing Activities
Net decrease in interest bearing deposits with banks                        301,336       161,937
Net (increase) decrease in federal funds sold and securities
  purchased under agreements to resell                                       86,704      (445,234)
Purchases of securities held to maturity                                 (1,695,729)   (1,121,725)
Maturities of securities held to maturity                                   516,355       751,606
Purchases of securities available for sale                               (5,571,632)   (3,460,005)
Maturities of securities available for sale                               1,547,257     2,550,526
Sales of securities                                                       5,090,590     1,246,270
Net principal received (disbursed) on loans                              (3,241,840)      457,732
Net increase in acceptances                                                  (9,690)       (6,606)
Capital expenditures on premises and equipment                              (68,596)      (41,517)
Proceeds from sale of premises and equipment                                  2,177         1,231
Cash received from the purchase of Central New Jersey                       104,438           ---
---------------------------------------------------------------------------------------------------
Net cash provided by (used in) investing activities                      (2,938,630)       94,215
---------------------------------------------------------------------------------------------------
Financing Activities
Net decrease in demand deposits                                            (754,859)     (265,161)
Net decrease in retail savings and time deposits                           (731,115)     (142,652)
Net increase in other domestic time deposits                              1,425,202       378,433
Net increase (decrease) in foreign office deposits                          385,769      (329,135)
Net increase in short-term borrowed funds                                 2,648,813       852,515
Repayment of long-term debt                                                  (2,374)      (13,166)
Dividends paid to NatWest Holdings                                          (91,500)          ---
Capital contribution from NatWest Holdings                                   30,000           ---
---------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                 2,909,936       480,834
---------------------------------------------------------------------------------------------------
Increase (decrease) in cash and due from banks                              (76,624)       96,529
Cash and due from banks at January 1                                      1,327,644       983,441
---------------------------------------------------------------------------------------------------
Cash and due from banks at September 30                                  $1,251,020    $1,079,970
---------------------------------------------------------------------------------------------------

For the nine months ended September 30, 1995 and 1994, income tax payments totaled $63,952,000 and $12,800,000, respectively, and interest payments totaled $758,370,000 and $397,455,000, respectively.


See accompanying Condensed Notes to Unaudited Consolidated Financial Statements.

                      NATIONAL WESTMINSTER BANCORP, INC.
          CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1995

NOTE 1.  General Accounting Standards        The adoption of SFAS 114 had no
     NatWest Bancorp Inc.'s accounting       significant financial statement
and reporting policies conform with          impact.
generally accepted accounting principles
and with general practice in the banking     NOTE 3.  Mortgage Servicing
industry.  All significant intercompany      Rights
accounts and transactions have been               Effective June 1, 1995
eliminated.  Prior period financial          NatWest Bancorp adopted
statements have been restated where          Financial Accounting Standards
necessary to conform with current            Board Statement No. 122
period classifications.                      "Accounting for Mortgage
                                             Servicing Rights".  The
     The accompanying consolidated           Statement amends Statement No.
financial statements are unaudited;          65 to require that a mortgage
however, in the opinion of management        banking enterprise recognize as
all adjustments, consisting solely of        separate assets the rights to
normal recurring accruals, necessary for     service mortgage loans for
a fair presentation have been made.  See     others, however those servicing
the notes to the financial statements        rights are acquired.  The
contained in the 1994 Annual Report for      Statement requires the
a description of the accounting policies     assessment of capitalized
used in the preparation of the               mortgage servicing rights for
consolidated financial statements.           impairment to be based on the
                                             current fair value of those
NOTE 2.  Loans                               rights.  Mortgage servicing
     On January 1, 1995, NatWest Bancorp     rights are amortized in
adopted FASB Statement No. 114 -             proportion to and over the
"Accounting by Creditors for Impairment      period of the estimated net
of a Loan" (SFAS 114) as amended by FASB     servicing income.  The impact of
Statement No. 118 - "Accounting by           this adoption resulted in the
Creditors for Impairment of a Loan -         generation of an additional $2.3
Income Recognition and Disclosure" (SFAS     million in mortgage sale gains
118).  The Statement, as amended,            for the reported period ended
prescribes the recognition criterion for     September 30, 1995.
loan impairment and the measurement
methods for certain impaired loans and       NOTE 4.  Acquisitions
loans whose terms are modified in a               On June 30, 1994, NatWest
troubled debt restructuring (a               Bancorp announced a definitive
"restructured loan").  It does not apply     merger agreement with Central
to groups of smaller-balance homogeneous     Jersey Bancorp (Central Jersey).
loans that are collectively evaluated        The acquisition was consummated
for impairment (mostly consumer loans).      on January 14, 1995 following
Under this standard, a loan is               approval by the shareholders of
considered to be impaired when, based on     Central Jersey and by the bank
current information and events,              regulatory agencies.
management considers it probable that
all amounts contractually due under the           In consideration of the
terms of the loan agreement will not be      merger, the holders of Central
recovered.  For those loans subject to       Jersey issued and outstanding
SFAS 114, impairment is measured based       common stock, at their option,
on either the present value of future        received $33.50 in cash or an
cash flows discounted at the loan's          equivalent value in NatWest Plc
effective interest rate or the               American Depository receipts
observable market price of the loan or,      (ADRs).  The resultant aggregate
for collateral dependent loans, at the       purchase price was approximately
market value of the collateral.  SFAS        $276,060,000.  This included
114 does not affect the timing of            previously acquired stock in the
charge-offs.  Generally, NatWest Bancorp     amount of $3,343,000.
defines impaired loans as nonaccrual
loans, excluding those consumer loans             The acquisition was
that are collectively evaluated for          accounted for under the purchase
impairment.  In accordance with SFAS         method of accounting whereby
114, prior periods have not been             Central Jersey assets of
restated.                                    approximately $1.8 billion and
                                             liabilities of approximately
                                             $1.6 billion were recorded at
                                             their fair value.  This resulted
                                             in goodwill of approximately
                                             $204,000,000.  This amount will
                                             be amortized on a straight-line
                                             basis over an estimated benefit
                                             period of 15 years.

                      NATIONAL WESTMINSTER BANCORP, INC.
         CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1995


NOTE 5.  Subsequent Events

     On December 19, 1995,
National Westminster Bank Plc
announced a definitive agreement
to sell the three main operating
entities of  NatWest Bancorp -
NatWest Bank NA, NatWest
(Delaware) and NatWest Services
Inc. to Fleet Financial Group.
The sale, which is subject to
regulatory approval, is expected
to close in the second quarter
of 1996.

     In the fourth quarter of
1995, NatWest Bancorp
reclassified all of its held-to-
maturity securities to the
available-for-sale
classification.